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                                                                    EXHIBIT 23.7




                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 of Nabors Industries, Inc. and related Prospectus and Joint Proxy Statement of Nabors Industries, Inc. and Pool Energy Services Co. and to the incorporation by reference therein of our report dated April 17, 1997, with respect to the financial statements of Bonray Drilling Corporation incorporated by reference from the Current Report on Form 8-K dated March 1, 1999 of Nabors Industries, Inc.



/s/ ERNST & YOUNG LLP
ERNST & YOUNG LLP

Oklahoma City, Oklahoma
August 4, 1999